UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

W Holding Company, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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W HOLDING COMPANY, INC.
19 West McKinley Street
Mayagüez, Puerto Rico 00681
(787) 834-8000

April 28, 2006

To the Stockholders of
W Holding Company, Inc.:

The annual meeting of the stockholders of W Holding Company, Inc. (the “Company”) will be held on Tuesday, May 30, 2006, at 1:30 p.m., local time, at Mayagüez Resort & Casino, Road 104, Km. 0.3, Mayagüez, Puerto Rico 00681. At the meeting, you will be asked to vote on a number of important matters described in the attached Proxy Statement. There also will be an opportunity for you to ask questions, receive information about our business and discuss topics of interest regarding the Company.

At the annual meeting, you will be asked to elect three members of the Board of Directors to serve for three-year terms, ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006, and transact any other business that may properly come before the meeting.

Our Board of Directors unanimously recommends that you vote FOR the election of the Board’s nominees for directors, and FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006. You are encouraged to read the accompanying Proxy Statement, which provides information about the Company and the matters to be voted on at the annual meeting. Also enclosed is our 2005 Annual Report to stockholders on Form 10-K for the year ended December 31, 2005.

It is important that your shares be represented at the annual meeting. Whether or not you plan to attend the annual meeting, you are urged to complete, date, sign and return the enclosed proxy card in the enclosed postage paid envelope.

Sincerely,

Frank C. Stipes, Esq.
Chief Executive Officer and
Chairman of the Board

W HOLDING COMPANY, INC.
19 West McKinley Street
Mayagüez, Puerto Rico 00681
(787) 834-8000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 30, 2006

To the Stockholders of
W Holding Company, Inc.:

NOTICE IS HEREBY GIVEN that the annual meeting of the stockholders of W Holding Company, Inc. (the “Company”) will be held at the Mayagüez Resort & Casino, Road 104, Km. 0.3, Mayagüez, Puerto Rico 00681 on Tuesday, May 30, 2006, at 1:30 p.m., local time, for the following purposes:

1.	Election of Directors. To elect three members of the Board of Directors to each serve for a three-year term;

2.	Ratification of Appointment of Auditors. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2006; and

3.	Other Business. To transact any other business as may properly come before the annual meeting and any postponement or adjournments thereof.

Stockholders of record at the close of business on April 21, 2006, are entitled to notice of and to vote at the annual meeting and at any adjournment of the meeting. Stockholders who do not plan to attend the annual meeting in person are urged to complete, sign, date and return the enclosed proxy card to the Company’s address listed above.

In addition to the Proxy Statement, proxy card and voting instructions, a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, which is not a part of the proxy soliciting material, is enclosed.

By Order of the Board of Directors

César A. Ruiz
Secretary of the Board of Directors

Mayagüez, Puerto Rico
April 28, 2006

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY TO THE COMPANY’S ADDRESS LISTED ABOVE IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO ITS EXERCISE.

PROXY STATEMENT
ELECTION OF DIRECTORS
CORPORATE GOVERNANCE MATTERS
Executive Compensation
Options Granted in Last Fiscal Year
Options Exercised and Values for 2005
OTHER ARRANGEMENTS WITH EXECUTIVES
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
STOCK OWNED BY MANAGEMENT AND PRINCIPAL SHAREHOLDERS
PERFORMANCE OF W HOLDING COMPANY, INC. COMMON STOCK
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS
SECTION 16( a ) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER MATTERS

W HOLDING COMPANY, INC.
19 West McKinley Street
Mayagüez, Puerto Rico 00681

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
May 30, 2006

SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

Persons Making the Solicitation

This Proxy Statement and accompanying proxy card are being sent to the stockholders of W Holding Company, Inc. (the “Company”) in connection with the solicitation of proxies on behalf of the Board of Directors to be used at the 2006 annual meeting of the stockholders. The annual meeting will be held at the Mayagüez Resort & Casino, Road 104, Km. 0.3, Mayagüez, Puerto Rico 00681, on Tuesday, May 30, 2006, at 1:30 p.m., local time, and at any meeting following postponement or adjournment of the annual meeting. This Proxy Statement, together with the enclosed proxy card, is first being mailed to stockholders on or about April 28, 2006. You are requested to sign, date and return the enclosed proxy card in order to ensure that your shares are represented at the annual meeting.

In addition to solicitations by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone without additional compensation. The Company has engaged the firm of Morrow & Co., Inc. to aid in the solicitation of proxies. The cost of solicitation of proxies will be borne by the Company and is estimated to be less than $10,000. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to the beneficial owners of the Common Stock.

A copy of the Annual Report on Form 10-K for the year ended December 31, 2005, accompanies this Proxy Statement. The Company has filed an Annual Report on Form 10-K for its 2005 fiscal year with the Securities and Exchange Commission (the “SEC”). Stockholders may obtain additional copies of the Form 10-K, free of charge, by writing to Mr. Ricardo Hernández, W Holding Company, Inc., P.O. Box 1180, Mayagüez, Puerto Rico 00681.

Record Date

The securities which can be voted at the annual meeting consist of shares of the Company’s Common Stock, with each share entitling its owner to one vote on each matter presented. The close of business on April 21, 2006 has been fixed by the Board of Directors as the record date for determination of stockholders entitled to notice of and to vote at the annual meeting. The number of shares of Common Stock issued and outstanding on March 31, 2006 was 164,232,146, all of which are entitled to vote at the annual meeting.

Voting Procedures and Required Vote

A form of proxy is enclosed for your use. If you vote using the enclosed proxy card and return it to us in time to be voted at the annual meeting, your shares will be voted in accordance with the instructions marked on the proxy card by Mr. Ricardo Hernández, Chief Financial Officer. Executed but unmarked proxies will be voted FOR the election of the board’s nominees as directors and FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2006. Our Board of Directors does not know of any other matters that are to come before the annual meeting other than procedural matters related to the conduct of the annual meeting. If any other matters properly come before the annual meeting, Mr. Hernández will vote the shares represented by your proxy on those other matters in accordance with his best judgment.

The presence, in person or by proxy, of one third of the total number of outstanding shares of Common Stock entitled to vote at the annual meeting is necessary to constitute a quorum at the annual meeting. Stockholders’ votes will be tabulated by a representative of the Bank of New York, which has been appointed by the Board of Directors to act as inspector of election of the annual meeting. Unless otherwise required by law or the Company’s Certificate of Incorporation or Bylaws, any matter put to a stockholder vote will be decided on by the affirmative vote of a majority of the shares represented in person or by proxy at the annual meeting, and which are entitled to vote.

Abstentions and broker non-votes will be treated as shares that are present, or represented, and entitled to vote for purposes of determining the presence of a quorum at the annual meeting. Broker non-votes will not be counted as a vote cast or entitled to vote on any matter presented at the annual meeting. Abstentions will not be counted in determining the number of votes cast, but will be counted in determining the number of shares represented in connection with any matter presented at the annual meeting.

Revocability of Proxy

Any stockholder giving a proxy has the power to revoke it at any time before it is exercised by (1) filing written notice of revocation with Mr. César A. Ruiz, Secretary of the Board of Directors, W Holding Company, Inc., P.O. Box 1180, Mayagüez, Puerto Rico 00681, (2) submitting a duly executed proxy bearing a later date, or (3) appearing at the annual meeting and voting in person. The proxies solicited by this Proxy Statement may only be exercised at the annual meeting and any adjournment of the meeting.

PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s Bylaws provide for an odd number of directors with a minimum of five and a maximum of nine members as established by resolution of the Board of Directors. The directors are divided into three classes, and the members of each class are to be elected for a term of three years or until their successors are elected and qualified. One class of directors is to be elected annually. Currently, there are seven directors.

The term of Messrs. Frank C. Stipes, Esq., Héctor L. Del Río and Juan C. Frontera expires at the 2006 annual meeting. Messrs. Stipes, Del Río and Frontera have been nominated by the Nominating and Corporate Governance Committee of the Board of Directors to stand for re-election to the class of directors with a term expiring at the 2009 annual meeting.

The Board of Directors believes that the nominees will stand for re-election and will serve if elected. If the nominees fail to stand for re-election or are unable to serve, it is intended that the shares represented by any proxies received will be voted for the election of such substitute as the Board of Directors may recommend.

Assuming the presence of a quorum at the annual meeting, the director nominees will be elected by a majority of the votes cast, either in person or represented by proxy, at the annual meeting. There are no cumulative voting rights in the election of directors.

Information as to the Nominees and Other Directors

The following table lists the nominees for re-election as directors and the current directors of the Company whose offices continue beyond the 2006 annual meeting. Also in the table is each person’s age at December 31, 2005, the periods during which that person has served as director of the Company and positions currently held with the Company and its subsidiary Westernbank Puerto Rico (“Westernbank”).

		Current
		Term	Director	Positions Held with the
Director Nominees	Age	Expiration	Since	Company and Westernbank

Frank C. Stipes, Esq.	50	2006	1990	Chief Executive Officer of the Company and Chairman of the Board of the Company and Westernbank
Héctor L. Del Río	53	2006	2003	Director
Juan C. Frontera	39	2006	2003	Director

		Expiration	Director	Positions Held with the
Continuing Directors	Age	of Term	Since	Company and Westernbank

César A. Ruiz	71	2007	1972	Director and Secretary of the Board
Pedro R. Domínguez	61	2007	1992	Director and First Vice President — Southern Region of Westernbank
Cornelius Tamboer	62	2008	1989	Director
Freddy Maldonado	55	2008	2005	Director, President of the Company and Chief Investment Officer

Biographical Information

Provided below is a brief description of the principal occupation for at least the past five years of each of the Company’s directors. In addition to the descriptions below, each director has been a director of the Company since it was organized in 1999, except for Messrs. Héctor L. Del Río and Juan C. Frontera, who were appointed as directors in 2003 and for Mr. Freddy Maldonado, who was appointed as director in 2005.

Frank C. Stipes, Esq. is Chairman of the Board of the Company and Westernbank; and Chief Executive Officer of the Company. He held the positions of Chairman of the Board, Chief Executive Officer and President of Westernbank since 1992 and at the Company since its founding in 1999 up to July 2005. He was appointed to serve as Executive Vice President in 1988; Chief Executive Officer in 1989; Chairman of the Board in 1990; and President in 1992. He also served as General Legal Counsel to the Company from 1981 to 1988.

Héctor L. Del Río is the President and co-owner of Tamrío, Inc., a development and construction company. Tamrío, Inc. is an affiliate of Prota Construction, a company owned by Mr. Tamboer, who is also a director of the Company and Westernbank.

Juan C. Frontera is a sole proprietor of a retail petrol sales network and has prior banking experience.

César A. Ruiz is a retired banker who has been a director of Westernbank since 1972 and of the Company since its founding in 1999. In addition, since April 2001, Mr. Ruiz has been the Secretary of the Board of Directors of the Company.

Cornelius Tamboer is the sole proprietor of Industrial Contractor/Prota Construction, S.E. He has been a director of Westernbank since 1989 and of the Company since its founding in 1999.

Pedro R. Domínguez has served as a director of Westernbank since 1992 and of the Company since its founding in 1999. Mr. Domínguez has also been Westernbank’s First Vice President for the Southern Area since 1989.

Freddy Maldonado has been the President of the Company and Chief Investment Officer of the Company and Westernbank since July 12, 2005. Prior to that, Mr. Maldonado served as the Chief Financial Officer and Vice President of Finance and Investment of the Company since 1999 and of Westernbank since March 1992.

He served as Executive Vice President of Finance and Investment and Chief Financial Officer at Ponce Federal Bank, F.S.B. from 1978 to 1992. Prior to that, Mr. Maldonado served as supervisory senior accountant at KPMG Peat Marwick LLP.

The Board of Directors Recommends That You
Vote to Elect Messrs. Stipes, Del Río and Frontera to the
Company’s Board of Directors for the Term Specified Above

CORPORATE GOVERNANCE MATTERS

Pursuant to the Company’s Bylaws, the business and affairs of the Company are managed by or under the direction of the Board of Directors. Members of the Board of Directors are kept informed of the Company’s business through discussions with the Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees. Currently there are seven members of the Board. The Board is divided into three classes. Currently, directors Messrs. Frank C. Stipes, Esq., Héctor L. Del Río and Juan C. Frontera are in the class up for re-election in 2006; directors Messrs. César A. Ruiz and Pedro R. Domínguez are in the class up for re-election in 2007; and directors Messrs. Cornelius Tamboer and Freddy Maldonado are in the class up for re-election in 2008. Each director serves for a term ending after the third annual meeting following the annual meeting at which such director was last elected or until such director’s successor is elected and qualified.

The Board has a majority of independent directors. The Board has determined that Messrs. Cornelius Tamboer, César A. Ruiz, Héctor L. Del Río and Juan C. Frontera are “independent” for purposes of Section 303A of the New York Stock Exchange (“NYSE”) Listing Standards, and that the members of the Audit Committee are also independent for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934 and Section 303A.01 of the NYSE Listing Standards. The Board’s determinations of director independence were made in accordance with the qualification standards for independent directors included in the Company’s Corporate Governance Guidelines which may be found in the Investor Relations section of the Company’s website at www.wholding.com and is available in print to any stockholder upon written request. The Board based these determinations primarily on a review of the responses the directors provided to questions regarding employment and compensation history, affiliations and family and other relationships and based on discussions with the directors.

The Board of Directors of Westernbank meets on a monthly basis, while the Board of Directors of the Company meets as deemed necessary. In addition, the Board of Directors of the Company has seven committees, as described below. During the year ended December 31, 2005, the Board of Directors of Westernbank met 18 times, while the Board of Directors of the Company met 15 times. Each director attended at least 75% of the aggregate of (i) the total number of Board meetings held during the calendar year 2005, and (ii) the total number of meetings held by all committees on which he or she served during the year ended December 31, 2005.

Non-management directors, all of whom were determined to be independent (as discussed above), met in Executive Session without management at least once during 2005. The Board of Directors has named the members of the Audit Committee as the members of this group. The Board has also named Mr. César A. Ruiz as the contact for those interested parties that may want to communicate directly with a non-management director. Any interested parties may contact Mr. César A. Ruiz by written notification to W Holding Company, Inc., P.O. Box 1180, Mayagüez, Puerto Rico 00681.

Under a process approved by the Nominating and Corporate Governance Committee of the Board of Directors for handling letters received by the Company and addressed to non-management members of the Board of Directors, the Secretary of the Board of Directors reviews all such correspondence and forwards to the Board a summary and/or copies of any such correspondence that, in the opinion of the Secretary of the Board of Directors, deals with the functions of the Board of Directors or Committees thereof or that he otherwise determines requires their attention. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Company’s Audit Committee and handled in accordance with procedures established with respect to such matters.

The Board of Directors has adopted a Code of Business Conduct and Ethics for directors, officers, and employees which may be found in the Investor Relations section of the Company’s website at www.wholding.com and is available in print to any stockholder upon written request.

Below are the standing committees of the Board of Directors of the Company:

Nominating and Corporate Governance Committee

The Company has a Nominating and Corporate Governance Committee (“Nominating Committee”), whose current members are Messrs. César A. Ruiz, Cornelius Tamboer, Héctor L. Del Río and Juan C. Frontera. All of the members of the Nominating Committee are independent under the NYSE Listing Standards. The Nominating Committee develops and recommends to the Board of Directors corporate governance policies and guidelines for the Company and for the identification and nomination of director and committee member candidates and nominates directors for election to the Board of Directors and appointment to committee membership. The Board of Directors has adopted a Nominating and Corporate Governance Committee Charter which may be found in the Investor Relations section of the Company’s website at www.wholding.com and is available in print to any stockholder upon written request.

For the 2006 annual meeting, independent members of the Board of Directors (excluding those directors currently up for re-election) acted as the Nominating and Corporate Governance Committee for selecting the nominees for election as directors. During the year ended December 31, 2005, the Nominating Committee met once.

The Nominating Committee considers candidates for director who are recommended by its members, by other Board members, by shareholders and by management. The Nominating Committee evaluates director candidates recommended by shareholders in the same way that it evaluates candidates recommended by its members, other members of the Board, or other persons. The Nominating Committee considers all aspects of a candidate’s qualifications in the context of the needs of the Company at that point in time with a view to creating a Board with a diversity of experience and perspectives. As set forth in the Company’s Nominating and Corporate Governance Committee Charter, the Nominating Committee is responsible for selecting individuals as director nominees who have the highest personal and professional integrity, who have demonstrated exceptional ability and judgment and who would be most effective, in conjunction with the other nominees to the Board, in collectively serving the long-term interests of the Company and its stockholders. In selecting director nominees, the Nominating Committee assesses the director’s qualifications as independent, as well as skills, knowledge, perspective, broad business judgment and leadership, relevant specific industry knowledge, business creativity and vision, experience, age and diversity, all in the context of an assessment of the perceived needs of the Board at that time.

As set forth in Section 13 of the Company’s Bylaws, nominations by stockholders of persons for election to the Board of Directors must be made pursuant to timely notice in writing to the Secretary of the Board of Directors of the Company. To be timely, a stockholder’s notice must be received at the principal executive offices of the Company at least 150 days prior to the annual meeting. The stockholder’s notice must set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Company which are beneficially owned by such person, and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person’s written consent to being named in the Proxy Statement as a nominee and to serving as a director if elected); and (b) as to the stockholder giving notice (i) the name and address, as they appear on the Company’s books, of the stockholder proposing such nomination, and (ii) the class and number of shares of the Company which are beneficially owned by the stockholder.

The Nominating Committee is empowered to engage a third party search firm to assist in the identification of candidates, but the Nominating Committee currently believes that the existing directors and executive management of the Company and its subsidiaries have significant networks of business contacts that likely will form the source from which candidates will be identified. Upon identifying a candidate for serious consideration, one or more members of the Nominating Committee would initially interview such candidate. If a candidate merited further consideration, the candidate would subsequently interview with all other Nominating Committee members (individually or as a group), meet the Company’s Chief Executive Officer and other executive officers and ultimately meet the other directors. The Nominating Committee would elicit feedback from all persons who met with the candidate and then determine whether or not to recommend the candidate.

The Nominating Committee did not hire any director search firm in 2005 or 2006 and, accordingly, paid no fees to any such company. As indicated above, however, the Nominating Committee may do so in the future if necessary.

Executive Committee

The Executive Committee is authorized to exercise the authority of the Board of Directors in the management of the Company. The members of the Executive Committee are Messrs. Frank C. Stipes, Esq., José M. Biaggi, Esq., César A. Ruiz and Cornelius Tamboer. During the year ended December 31, 2005, the Executive Committee did not meet.

Compensation Committee

The Company has a Compensation Committee comprised entirely of independent directors, in accordance with the NYSE Listing Standards. The Compensation Committee reviews and makes determinations of the compensation of the Company’s directors and senior executive officers, and administers and implements the Company’s incentive-compensation plans and equity-based plans. The Board of Directors has adopted a Compensation Committee Charter which may be found in the Investor Relations section of the Company’s website at www.wholding.com and is available in print to any stockholder upon written request. The current members of the Compensation Committee are Messrs. César A. Ruiz, Cornelius Tamboer, Héctor L. Del Río and Juan C. Frontera. During the year ended December 31, 2005, the Compensation Committee met twice.

Audit Committee

The members of the Audit Committee are Messrs. César A. Ruiz, Cornelius Tamboer, Héctor L. Del Río and Juan C. Frontera. During the year ended December 31, 2005, the Audit Committee met 18 times.

The Board of Directors has determined that all of the directors who serve on the Audit Committee are independent under the Securities Exchange Commission (“SEC”) regulations implementing the audit committee member requirements of the Sarbanes-Oxley Act of 2002 and are also independent under Sections 303A.01(B)(2)(a) and 303A.01(B)(3) of the NYSE Listing Standards. The Board of Directors has determined that all members of the Audit Committee are financially literate. On March 21, 2003, the Audit Committee named Mr. César A. Ruiz as the “audit committee financial expert,” as that term is defined in Item 401(h) of Regulation S-K.

The Audit Committee’s functions include the following: (i) the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm, reviewing the independence of that firm, reviewing with that firm the plans and results of the audit engagement of the Company and approving all auditing and non-auditing services performed by that firm; (ii) reviewing the design and effectiveness of the Company’s internal controls and similar functions; (iii) approving the annual audit plan and reviewing the results of internal auditing; (iv) reviewing the Company’s financial results and SEC filings; and (v) reviewing the Company’s compliance with legal and regulatory requirements.

The Audit Committee meets periodically with management to consider the adequacy of the Company’s internal controls and financial reporting process. It also discusses these matters with the Company’s independent registered public accounting firm and with appropriate Company financial personnel. The Audit Committee reviews the Company’s financial statements and discusses them with management and the independent registered public accounting firm before those financial statements are filed with the SEC.

The Audit Committee regularly meets privately with the independent registered public accounting firm, has the sole authority to retain and dismiss that firm and periodically reviews its performance and independence from management. The independent registered public accounting firm has unrestricted access to books and records and personnel of the Company, and reports directly to the Audit Committee.

The Audit Committee’s responsibilities are described in a written charter that was adopted by the Board of Directors of the Company. The Board of Directors has reviewed and approved the Audit Committee charter in light of the requirements of the Sarbanes-Oxley Act of 2002, the rules and regulations promulgated by the Securities Exchange Commission implementing the Sarbanes-Oxley Act as well as the rules adopted by the NYSE relating to corporate governance matters. A copy of the Audit Committee charter is available in the Investor Relations section of the Company’s website at www.wholding.com.

The Audit Committee has established the W Holding Company, Inc. Whistleblower Phone Number, a toll free hotline through which confidential complaints may be made by employees regarding: illegal or fraudulent activity; questionable accounting, internal control or auditing matters; conflicts of interest or dishonest or unethical conduct; violations of the Company’s Code of Business Conduct and Ethics; and/or any other violations of laws rules or regulations. Complaints submitted through this process are presented to the Audit Committee to be handled in accordance with procedures adopted with respect to such matters.

Investment Committee

The Investment Committee is responsible for the Company’s and Westernbank’s asset/liability oversight. Through policies designed to manage the flow of funds and the use and pricing of such funds, the Investment Committee supervises the Investment Department’s responsibility for maintaining an acceptable interest rate spread, while assuring that the Company complies with all applicable investment and liquidity requirements. The Investment Committee is composed of the entire Board of Directors of the Company and the President and Chief Executive Officer of Westernbank, José M. Biaggi, Esq. Our Chief Financial Officer, Mr. Ricardo Hernández, is a non-voting participant and makes presentations to the Investment Committee from time to time. The Investment Committee met 12 times in 2005.

Senior Credit Committee

Prior approval of the Senior Credit Committee is required for all loans in excess of $20.0 million ($15.0 million in the case of Westernbank Business Credit Division). The Senior Credit Committee also reviews and ratifies all loans from $1.0 million to $20.0 million approved by Westernbank’s regional credit committees. The Senior Credit Committee is composed of a majority of the members of the Company’s Board of Directors and senior lending officers. All loans in excess of $20.0 million ($15.0 million for Westernbank Business Credit Division) approved by the Senior Credit Committee are also reviewed and ratified by the Board of Directors. All loans in excess of $50.0 million require the approval of the Board of Directors. The members of the Senior Credit Committee are Messrs. Frank C. Stipes, Esq., Cornelius Tamboer, Héctor del Río, Juan C. Frontera and Pedro R. Domínguez, and Westernbank officers Messrs. José M. Biaggi, Esq., Ricardo Cortina, William Vidal, Esq., Adrián Hilera, Esq., José E. Rivera, Mrs. María E. Muniz and Mrs. Ana Rosado. The Senior Credit Committee met 12 times in 2005.

Compliance and Risk Management Committee

The Compliance and Risk Management Committee oversees federal and local regulatory compliance for Westernbank and the Company. The members of the Compliance and Risk Management Committee are the Company or Westernbank officers Messrs. Freddy Maldonado, José M. Biaggi, Esq., Ricardo Hernández, CPA, Alfredo Archilla, Alfredo Pérez, CPA, Edgar Nicole, Héctor Vázquez, Norberto Rivera, CPA, and Roberto Caro, CPA. The Compliance and Risk Management Committee met eight times during 2005.

Compensation of Directors

Each non-employee director who serves on three or more Board committees (except for Mr. César A. Ruiz, who receives benefits from Company retirement plans) received an annual retainer of $42,000 in 2005, which was payable in 12 monthly installments of $3,500. Each non-employee director who serves on two or less Board committees received an annual retainer of $24,000 in 2005, which was payable in 12 monthly installments of $2,000. Employee directors do not receive compensation for being a Board member.

Mr. César A. Ruiz received $1,500 per Board of Directors meeting he attended. During 2005, he received Board of Directors fees amounting to $18,000, corresponding to 12 Board of Directors meetings. In addition, as the Secretary of the Board of Directors and the Chairman of the Audit Committee and Financial Expert, during fiscal year 2005, Mr. Ruiz received fees amounting to $6,720, or $560 per Board meeting and $36,000, or $3,000 per Audit Committee meeting, respectively.

In addition to fees for attendance at Board and committee meetings, non-employee directors are eligible for health and insurance benefits.

The Company may also reimburse the directors for their out-of-pocket expenses incurred in connection with attendance at meetings of and other activities relating to service on the Board of Directors or any committee. No reimbursements for expenses were claimed during 2005.

Stockholders Communication with Directors

The Company’s stockholders who want to communicate with the Board or any individual director can write to:

W Holding Company, Inc.
19 West McKinley Street
Mayagüez, Puerto Rico 00681

Your letter should indicate that you are a W Holding Company stockholder. Subject to reasonable constraints of time and topics and the rules of order, stockholder communications shall be presented to the Board at the next regularly scheduled meeting of the Board, or relevant committee of the Board. The Board of Directors reserves the right to determine the appropriate action to be taken, if any, in response to stockholders communication.

Director Attendance at Annual Meetings

Directors are encouraged to attend and participate in the annual meeting of stockholders. All directors attended the 2005 Annual Meeting of Stockholders held on May 27, 2005.

Executive Officers of the Company

The following information is supplied with respect to the executive officers of the Company. There were no arrangements or understandings pursuant to which any of these executive officers were selected as an officer. The following table shows information regarding the executive officers at December 31, 2005.

		Officer of the
	Age as of	Company and/or
	December 31,	Westernbank	Positions Held with the
Name	2005	Since	Company and/or Westernbank

Frank C. Stipes, Esq.	50	1988	Chairman of the Board, and Chief Executive Officer of the Company
Freddy Maldonado	55	1992	Director, President of the Company and Chief Investment Officer
José M. Biaggi, Esq.	38	2005	Chief Executive Officer and President of Westernbank
Pedro R. Domínguez	61	1989	Director and First Vice President — Southern Region of Westernbank
Ricardo Hernández, CPA	46	2000	Chief Financial Officer
Alfredo Archilla	49	2001	Chief Operating Officer
Andrés Morgado, CPA	47	2000	President, Westernbank Trust Division
William Vidal, Esq.	52	2000	First Vice President for Commercial Credit, Chief Lending Officer Northeastern Region
Miguel Vázquez	55	2001	President, Westernbank Business Credit Division
Migdalia Rivera	55	2002	President, Expresso of Westernbank
Norberto Rivera, CPA	44	2004	Vice President, Company Corporate Comptroller

Biographical Information

Provided below is a brief description of the principal occupation for at least the past five years of each of the Company’s executive officers other than Messrs. Stipes, Maldonado and Domínguez, whose biographical information is included with that of the directors.

José M. Biaggi, Esq. — Mr. Biaggi has been the Chief Executive Officer and President of Westernbank since July 12, 2005. He previously served as outside legal counsel to the Company and Westernbank from 1993 to 2005.

Ricardo Hernández, CPA — Mr. Hernández has been the Chief Financial Officer since July 12, 2005. Prior to that, Mr. Hernández served as the Vice President Corporate Comptroller of the Company since March 1, 2000. He previously served as President and CEO of Hospital Dr. Pila from 1992 to 2000. Before that, he served as a Senior Manager at Deloitte & Touche LLP from 1980 to 1992.

Alfredo Archilla — Mr. Archilla is the Chief Operating Officer since February 15, 2006. Mr. Archilla joined the Company on June 1, 2001, as Vice President of Administration and Human Resources. He previously served as President and General Manager of Star Kist Caribe, Inc. from August 1987 to May 2001. Prior thereto, he served as a Project Engineer at Union Carbide Graphito from 1981 to 1987.

Andrés Morgado, CPA — Mr. Morgado has served as President of the Trust Division since August 2000. He previously served as Executive Vice President of Oriental Financial Group from 1990 to 2000. Prior to that, he served as Chief Operating Officer and Trust Officer of Commercial Trust Company, Inc. from June 1988 to February 1990; Vice President of Investments of Drexel Burnham Lambert Puerto Rico from April 1987 to June 1988; and Tax Manager at Deloitte & Touche LLP from 1979 to 1987.

William Vidal, Esq. — Mr. Vidal has served as the Company First Vice President and Chief Lending Officer for the Northeastern Region since July 12, 2005. Mr. Vidal joined the Company on June 26, 2000, as First Vice President of the North Region. He previously had a sole-practitioner law firm from 1978 to 2000.

Miguel Vázquez — Mr. Vázquez joined the Company on June 15, 2001, as President of Westernbank Business Credit Division. He previously served as President of the Puerto Rico branch of Congress Credit Corporation, a subsidiary of First Union National Bank, N.A. from 1971 to 2001.

Migdalia Rivera — Mrs. Rivera joined the Company on June 12, 2002, as President of Expresso of Westernbank. She previously served as President of CommoLoco, a subsidiary of American General Financial Group, from 1968 to 2002.

Norberto Rivera, CPA — Mr. Rivera has been the Company’s Vice President Corporate Comptroller since July 12, 2005. Mr. Rivera joined the Company on May 10, 2004 as Vice-President, Westernbank Comptroller. He previously served as a Senior Manager at Deloitte & Touche LLP from 1990 to 2004.

Executive Compensation

Summary Compensation Table

Summary Compensation.  The following table sets forth information concerning compensation for the three years ended December 31, 2005, 2004 and 2003 for services rendered in all capacities to the Company and of Westernbank by its Chief Executive Officer’s and the four other highest paid executive officers (the “named executive officers”).

					Long-Term
					Compensation
		Annual Compensation			Awards
				Other	Securities
				Annual	Underlying	All Other
Name and Principal Position	Year	Salary(1)	Bonus(2)	Compensation(3)	Options	Compensation(4)

Frank C. Stipes, Esq.	2005	$311,803	$1,229,167	$71,541	—	$4,856
Chairman of the	2004	318,069	1,824,792	71,542	—	5,483
Board and Chief Executive	2003	297,500	1,524,833	75,443	—	7,552
Officer
Freddy Maldonado	2005	266,769	625,000	63,600	—	4,502
President and Chief	2004	279,519	921,250	63,600	—	5,102
Investment Officer	2003	255,000	741,250	71,867	—	6,930
José M. Biaggi, Esq(5)	2005	159,000	437,500	30,531	350,000	—
Chief Executive Officer and President of Westernbank
Pedro R. Domínguez	2005	193,835	618,750	56,742	40,000	5,461
First Vice President —	2004	168,231	613,500	56,114	—	4,052
Southern Region of	2003	188,085	514,590	64,673	—	4,706
Westernbank
Ricardo Hernández, CPA	2005	208,634	620,833	40,917	50,000	5,637
Chief Financial Officer	2004	170,000	514,167	49,695	—	5,642
	2003	170,000	634,167	53,633	—	6,421
Miguel Vázquez	2005	254,808	820,833	18,802	20,000	2,038
President, Westernbank	2004	250,000	720,833	18,802	—	2,409
Business Credit Division	2003	250,000	570,853	21,761	—	—

(1)	Includes (i) amounts deferred by the individual pursuant to the Company’s 1165(e) Plan, and (ii) cash payments in respect of accrued and unused vacation time.

(2)	Includes a special performance bonus granted at year end and the Christmas bonus that is granted under Puerto Rico legislation. The Company has normally granted one month of salary as the Christmas bonus.

(3)	Perquisites: During 2005, 2004 and 2003, the named executive officers received perquisites and other personal benefits, including an allowance for business and entertainment expenses, which in the aggregate value, exceeded $10,000. During 2005, the Company paid allowances for business and entertainment expenses to its named executive officers as follows: Mr. Stipes $52,500; Mr. Maldonado $45,000; Mr. Biaggi $28,125; Mr. Dominguez $48,000 and Mr. Hernandez $33,125. Also, the named executive officers benefit from the use of a company-owned vehicle with an approximate economic cost (depreciation and license fees) to the Company in 2005 as follows: Mr. Stipes $19,041; Mr. Maldonado $18,600; Mr. Biaggi $2,406; Mr. Dominguez $8,742; Mr. Hernandez $7,792; and Mr. Vazquez $18,802. Such perquisites and other personal benefits are included as Other Annual Compensation in the Summary Compensation Table.

(4)	Represents employer contribution corresponding to the named person for the profit sharing/1165(e) plan, which covers substantially all employees and provides for retirement and disability benefits.

(5)	Mr. José M. Biaggi, Esq., joined the Company on July 12, 2005, as President and Chief Executive Officer of Westernbank.

Options Granted in Last Fiscal Year

Option Grants.  The following table contains information concerning the stock options granted to the named executive officers during fiscal year 2005.

	Number of	% of Total
	Securities	Options
	Underlying	Granted to	Exercise or		Grant Date
	Options	Employees in	Base Price	Expiration	Present
Name	Granted(1)	Fiscal Year(%)	($/Share)	Date	Value(2)

Frank C. Stipes, Esq.	—	—	—	—	—
Freddy Maldonado	—	—	—	—	—
José M. Biaggi, Esq.	350,000	44.30%	$10.71	7/15/15	$1,466,500
Pedro Domínguez	40,000	5.06%	10.71	7/15/15	167,600
Ricardo Hernández, CPA	50,000	6.33%	10.71	7/15/15	209,500
Miguel Vázquez	20,000	2.53%	10.71	7/15/15	83,800

(1)	The options are vested 20% per year and will be 100% vested at the end of the five year period. In the event the Company shall consolidate with, merge into, or transfer all or substantially all of its assets to another corporation, then all options granted under these Plans shall become immediately exercisable. The option exercise price is fixed over the 10-year term of the options except due to stock splits and similar occurrences affecting all outstanding stock.

(2)	Estimated on the grant date using the Black-Scholes option pricing model with the following weighted average assumptions: (a) the dividend yield was 1.77%; (b) the expected life was 7 years; (c) the expected volatility was 39.05%; and (d) the risk-free interest rate was 4.06%. The weighted market price of the stock at the grant date was $10.71.

Options Exercised and Values for 2005

The table below sets forth information with respect to each of the named executive officers concerning the exercise of stock options during 2005 and the value of all unexercised options held by each of such individuals at December 31, 2005.

			Number of Unexercised		Value of Unexercised
	Number of		Options		In-the-Money Options
	Shares Acquired	Value	At December 31, 2005 (1)(2)		At December 31, 2005 (1)(3)
Officer	on Exercise(1)	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Frank C. Stipes, Esq.	—	$—	4,424,301	—	$23,802,739	$—
Freddy Maldonado	—	—	1,041,701	—	5,604,351	—
José M. Biaggi, Esq.	—	—	—	350,000	—	—
Pedro R. Domínguez (4)	—	—	584,384	40,000	3,143,983	—
Ricardo Hernández, CPA	—	—	280,908	120,227	1,098,350	102,531
Miguel Vázquez	—	—	70,227	55,114	342,708	171,354

(1)	Adjusted to reflect a three-for-two stock split and a 2% stock dividend on the Company’s common stock declared on December 6, 2004 and December 13, 2004, respectively, both distributed on January 10, 2005; the three-for-two stock split and a 2% stock dividend declared on November 4, 2003 and November 11, 2003, respectively, both distributed on December 10, 2003; and the three-for-two stock split declared on June 17, 2002 and distributed on July 10, 2002.

(2)	The options vest 20% per year and will be 100% vested at the end of the five year period. In the event the Company consolidates with, merges into, or transfers all or substantially all of its assets to another corporation, then all options granted shall become immediately exercisable. The option exercise price is fixed over the 10-year term of the options except due to stock splits and similar occurrences affecting all outstanding stock.

(3)	In accordance with SEC rules, values are calculated by subtracting the exercise price from the fair value of the underlying common stock. For purposes of this table, fair value is deemed to be $8.23, the closing sales price reported of the common stock on the NYSE on December 31, 2005.

(4)	On February 2, 2006, Mr. Pedro Domínguez exercised 125,000 stock options, representing 21.39% of his vested stock options, at an exercise price of $2.85 per share.

The following table provides information as of December 31, 2005, regarding shares of common stock that may be issued to key employees under the Company’s stock option plans. The 1999 Qualified Stock Option Plan and the 1999 Nonqualified Stock Option Plan are the only equity based compensation plans currently in effect. Under the 1999 Qualified Stock Option Plan, options for up to 14,747,670 shares (as adjusted for stock splits and stock dividends) of Common Stock may be granted. Also, options for up to 14,747,670 shares (as adjusted) of Common Stock, reduced by any options granted under the 1999 Qualified stock Option Plan, may be granted under the 1999 Nonqualified Stock Option Plan. At December 31, 2005, the Company had outstanding 7,845,285 options (as adjusted) under the 1999 Qualified Stock Option Plan. No options have been granted under the 1999 Nonqualified Stock Option Plan.

Number of securities remaining available for
Number of securities to be	Weighted-average exercise	future issuance under equity compensation
issued upon exercise of	price of outstanding	plans (excluding securities reflected in
outstanding options(1) (2)	options(1)	column (a)) (1)
(a)	(b)	(c)

6,887,910	$3.79	5,347,254

(1)	Adjusted to reflect a three-for-two stock split and a 2% stock dividend on the Company’s common stock declared on December 6, 2004 and December 13, 2004, respectively, both distributed on January 10, 2005; the three-for-two stock split and a 2% stock dividend declared on November 4, 2003 and November 11, 2003, respectively, both distributed on December 10, 2003; and the three-for-two stock split declared on June 17, 2002 and distributed on July 10, 2002.

(2)	Excludes 1,555,131 shares issued upon exercise of stock options through December 31, 2005.

OTHER ARRANGEMENTS WITH EXECUTIVES

Severance Payment Agreements.  The Company has entered into severance payment agreements with the following executive officers: Messrs. Freddy Maldonado, José M. Biaggi, Esq., Pedro R. Domínguez, Ricardo Hernández, CPA, William Vidal, Esq., Andrés Morgado, CPA, Alfredo Archilla and Miguel Vázquez. On each anniversary of the date of commencement of the agreements, the term of each agreement automatically extends for one year unless written notice from the Company is received not less than 60 days prior to the anniversary date advising the executive that the agreement shall not be further extended.

The agreements provide for severance payments in connection with or within one year after a “Change in Control” (as defined below) in the event the employee’s employment is terminated voluntarily by the employee or involuntarily by the Company without cause.

For the purposes of the agreements, a Change in Control shall be deemed to have occurred if:

(i) 25% or more of ownership control, power to vote, or beneficial ownership of any class of voting securities of the Company is acquired by any person, either directly or indirectly or acting through one or more other persons;

(ii) any person (other than any person named as a proxy in connection with any solicitation on behalf of the Board) holds revocable or irrevocable proxies, as to election or removal of three or more directors of the Company, for 25% or more of the total number of voting shares of the Company;

(iii) any person has received all applicable regulatory approvals to acquire control of the Company;

(iv) any person has commenced a cash tender or exchange offer, or entered into an agreement or received an option, to acquire beneficial ownership of 25% or more of the total number of voting shares of the Company, whether or not any requisite regulatory approval for such acquisition has been received, provided that a change in control will not be deemed to have occurred under this clause unless the Board has made a determination that such action constitutes or will constitute a change in control; or

(v) as a result of, or in connection with, any cash tender or exchange offer, merger, or any other business combination, sale of assets or contested election, or any combination of the foregoing transactions, (a) the persons who were Directors of the Company before such transaction shall cease to constitute at least a majority of the Board or its successor or (b) the persons who were stockholders of the Company immediately before such transaction do not own more than 50% of the outstanding voting stock of the Company or its successor immediately after such transaction.

The special compensation to be received pursuant to the severance agreements shall be equal to three times the annual base compensation plus bonuses paid to the executive officer for the calendar year immediately preceding the year in which the Change in Control has occurred; provided, however, that in no event shall the special compensation exceed $1,500,000 for each such employee. If employment was terminated in 2006 under such circumstances following a Change in Control, the following amounts would be payable to Messrs. Maldonado, Biaggi, Domínguez, Hernández, Vázquez, Vidal, Archilla and Morgado, respectively: $1,500,000, $1,500,000, $1,500,000, $1,500,000, $1,500,000, $1,500,000, $1,391,000 and $1,271,000. The Company has four similar severance payment agreements with certain non executive officers of the Bank, which if their employment was terminated in 2006 under such circumstances following a Change in Control, would result in payments amounting to $3,637,000.

Amended Retirement Plan For Directors.  In January 1988, Westernbank established a Retirement Plan for directors who were not executive officers. This plan was substantially amended on February 24, 1989, to limit the pension benefits to directors (i) who were founders of Westernbank; (ii) who at that time had attained the age of 50 years; and (iii) had served for twenty-five consecutive years on the Board. As of the date of the amendment only the following three founding directors qualified for retirement benefits under the Amended Plan: Mr. Luis A. Rechani Agrait, Mr. Juan E. Vilella, and Mr. Jesús M. Guzmán. By approving the amendment, the other Directors who were not eligible to receive benefits under the amended plan waived and renounced their pension benefits under the plan.

Pursuant to the Amended Retirement Plan, 30 days after his or her resignation or termination as a director, a participating director was entitled to a monthly pension benefit for the remainder of his or her life, and if he or she should die prior to the end of his or her tenth year of retirement, his or her heirs shall continue to receive fifty percent of the pension benefit which otherwise would have been payable until the end of the tenth year following the director’s retirement. In July 1989, Messrs. Jesús M. Guzmán and Luis A. Rechani Agrait retired from the Board of Directors and began to receive retirement benefits under the plan. In June 1992, Mr. Juan E. Vilella retired from the Board of Directors and began to receive retirement benefits under the Plan. Messrs. Luis A. Rechani Agrait and Juan E. Vilella died during 1994, while Mr. Guzmán died during 2004. Mr. Vilella’s heirs continued to receive benefits until 2002.

Profit Sharing/1165(e) Plan.  The Company maintains a non-contributory profit sharing plan (“Profit Sharing Plan”) which covers substantially all employees and which provides for retirement and disability benefits. The Profit Sharing Plan is self-administered with the retention of professional administrative services. All contributions to the Profit Sharing Plan, which are held in trust, are invested as directed by participants. The trustees of the Profit Sharing Plan are Messrs. Stipes, Maldonado and Domínguez. The shares of common stock of the Company held by Mr. Stipes, Mr. Maldonado and Mr. Domínguez are set forth in the Beneficial Ownership table.

Participants in the Profit Sharing Plan will be vested upon completing three years of service with the Company, with no vesting prior to such time. The Profit Sharing Plan complies with amendments to the Age Discrimination in Employment Act of 1987 that mandate the elimination of provisions that require the retirement of employees at any age. Provisions in the Profit Sharing Plan allow withdrawals after three years, provided certain substantial conditions or restrictions are met.

The Company shall contribute each fiscal year to the Plan out of its current or accumulated after-tax net profit such amount as shall be determined by the Board of Directors of the Company. Notwithstanding the foregoing, the Company’s contribution for any fiscal year shall not exceed the maximum amount allowable as a deduction to the Company under the provisions of Section 23 (p)-2 of the Puerto Rico Income Tax Act of 1954, as amended, or as replaced from time to time. All contributions by the Company shall be made in cash or in such property as is acceptable to the trustees.

As of each anniversary of the participant’s employment with the Company (the “Anniversary Date”), the participant’s contribution and any previously unallocated forfeitures of Company contributions are allocated to the account of each participant in the same ratio that such participant’s credited points for the calendar year bear to the total credited points of all such participants for such year.

On each Anniversary Date, the credited points for each participant are determined on the basis of the following schedule:

		For Each Full and
		Fractional
		$100 of Total
	For Each	Compensation
	Complete	Paid to the Participant
Years of Service	Year of Service	in the Calendar Year

0-5	2	1
6 or more	3	1

For purposes of eligibility, a Year of Service means a 12-month period, beginning on the date of hire, during which employees are paid, or entitled to payment, for 1,000 or more hours of employment. If they do not meet the 1,000 hours requirement in the first 12 months after their date of hire, they will be credited with a Year of Service for any Plan Year which begins after their date of hire during which they are credited with 1,000 or more hours. A Year of Service, for purposes of vesting, means a Plan Year during which employees were credited for 1,000 or more hours. A total of $1,027,000 was distributed to certain participants of the Profit Sharing Plan in 2005. The Company contributed $250,000 to the Plan in 2005.

Effective January 1, 1995, the Company added to its Profit Sharing Plan a defined contribution plan under section 1165(e) of the Puerto Rico Treasury Department Internal Revenue Code, covering all full-time employees of the Company who have one year of service and are twenty-one years of age or older. The Company shall give each prospective eligible employee written notice of his or her eligibility to participate in the Plan in sufficient time to enable such prospective eligible employee to submit an application for participation in the Plan prior to the quarter in which he or she first becomes an eligible employee. Under the provisions of this Plan, participants may contribute each year from 2% to 10% of their compensation after deducting social security, up to a specific maximum established by law. The Company contributes 50% of the first 6% of base compensation that a participant contributes to the Plan. Participants are immediately vested in their contributions plus actual earnings thereon. The Company’s contributions plus actual earnings thereon are 100% vested after three years of credited service. In case of death and disability, a participant will be 100% vested regardless of the number of years of credited service. The Company’s contribution for the year ended December 31, 2005, was $434,000.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

One of the functions of the Compensation Committee is to oversee the Company’s compensation plans and practices, including the compensation of the Company’s Chief Executive Officer. The Committee works with management to establish the Company’s compensation philosophy and the outlines of the Company’s compensation programs.

The Committee also reviews the individual compensation levels for members of senior management. In doing so, it considers relevant compensation information for senior management at comparable financial institutions both in Puerto Rico and the U.S. It may also consider the advice of independent outside consultants in determining whether the amounts and types of compensation the company pays its leaders are appropriate. Presently, salary revisions for all executive officers and employees, excluding that of the Chief Executive Officer, are made every eighteen months.

The compensation paid to executive officers in 2005 consisted of salary, one month’s salary as a Christmas bonus and other employee benefits typically offered to executives. The Company also grants a special performance bonus to certain executive officers, including the Chief Executive Officer.

Executive Compensation Philosophy

The compensation program was designed to attract, motivate and retain the highly talented individuals the Company needs to drive business success. The program reflects the following principles:

Compensation should be related to performance

The compensation program reinforces the Company’s business and financial objectives. Employee compensation will vary based on Company and individual performance. When the Company performs well based on financial and non-financial measures, employees will receive greater incentive compensation. When the business does not meet objectives or is facing financial challenges, incentive awards will be reduced. An employee’s individual compensation will also vary based on the person’s performance, contribution and overall value to the business. Employees with sustained high performance should be rewarded more than those in similar positions with lesser performance.

The Company’s employees should think like the Company’s stockholders

The Company’s employees should act in the interests of the Company’s stockholders and the best way to encourage them to do that is through an equity stake in the company. This is done in a number of ways. Stock option grants have been made to key employees. In addition, the Company maintains a non-contributory profit sharing plan which covers substantially all employees and a defined contribution plan under section 1165(e) of the Puerto Rico Treasury Department Internal Revenue Code, covering all full-time employees who have one year of service and are twenty-one years of age or older. Both plans allow employees to invest in the Company’s common stock.

Incentive compensation should be a greater part of total compensation for more senior positions

The proportion of an individual’s total compensation that varies with individual and company performance objectives should increase as the individual’s business responsibilities increase.

Other goals

The compensation program is designed to balance short and long term financial objectives, build stockholder value and reward individual and company performance.

Components of Our Compensation Program

Base Salary

Target base salaries for senior management should be at levels that are comparable to similar positions at comparable companies. Surveys are conducted periodically to ensure that salaries are competitive. Compensation above these levels should come primarily from the variable portion of the compensation package.

Christmas Bonus

A Christmas bonus is mandated under Puerto Rico legislation for all employees. The Company has normally granted one month of salary as the Christmas bonus.

Special Performance Bonus

The Company grants a special performance bonus to certain executive officers, including the Chief Executive Officers. Such bonus is granted after an assessment of the Company’s performance and growth is made for the year, both individually and compared to its peer group, which includes among other factors, earnings, return on average assets, return on average equity, stock price behavior and the Company’s regulatory classification and asset quality.

Compensation of the Chief Executive Officer

The Committee believes that the Chief Executive Officer’s combined base salary and cash incentive compensation should reflect the responsibilities and performance of that officer and be comparable to compensation paid by peer group companies. However, the Chief Executive Officer’s base salary has been consistently set lower than the base salaries reported for similarly positioned executives in the Company’s peer group, and a high percentage of the Chief Executive Officer’s compensation is in the form of an annual bonus in an amount determined by the Committee. The Committee established the bonus incentive in order to create the potential for superior compensation in the event of superior performance and reduced earning opportunities if corporate performance goals are not achieved. The Committee believes that the Chief Executive Officer’s compensation should be tied to the Company’s performance in several financial areas. For 2005, the Committee considered the following criteria in establishing the compensation of the Chief Executive Officer:

1. Certain measures of progress of the Company including asset quality, stability and soundness of operations, regulatory classification, overall loan portfolio growth, performance, quality, capital and efficiency ratios as compared to peer groups, and net earnings and the Company’s overall results and management effectiveness in light of existing market conditions.

2. The individual commitment of the Chief Executive Officer relative to overall management efficiency, leadership and enhancing the image and position of the Company relative to its peers.

3. The compensation and benefit levels of comparable positions at comparable financial services companies in Puerto Rico, and other peer companies.

The goal of the Committee in setting the above criteria is to retain a qualified executive and to ensure that the executive’s efforts are directed toward the long-term interests of the Company and its stockholders.

At December 31, 2005, the Company’s total assets reached $16.2 billion, an increase of $1.8 billion or 12.78% over the prior year. As a result of the Company’s continued strategy of growing its loan portfolio, loans receivable-net, grew by $1.9 billion or 32.08% during 2005. The Company’s asset quality continues to be excellent, as measured by net charge-offs to average loans, reserves to total loans and non-performing loans as a percentage of total loans. The Company continues to be essentially a secured lender having 84% of its loan portfolio as of December 31, 2005 secured by real estate. The combined delinquency on all portfolios for the categories of 60 days and over continues to be below 1%, being 0.72% at December 31, 2005. The delinquency ratio on the commercial real estate collateralized and commercial, industrial and agricultural loan portfolio for the categories of 60 days and over was 0.85% (less than 1%) at December 31, 2005. Net loans charged-off to average loans improved by 7 basis points for the year ended December 31, 2005. Non-performing loans stand at $64.0 million or 0.81% (less than 1%) of the Company’s loan portfolio at December 31, 2005.

For the year ended December 31, 2005, W Holding reported net income of $163.1 million or $0.77 earnings per basic common share ($0.74 on a diluted basis). The Company’s return on average assets and return on common stock equity for 2005 was 1.07% and 20.53%. Furthermore, the Company’s competitive position in the industry remained strong. In 2005, based upon such review, the Committee concluded that it was appropriate to award the Chief Executive Officer a bonus of $1.2 million given his performance, the Company’s size and performance, and the industry in which it operates. There was no increase in the Chief Executive Officer’s salary for 2005.

Compensation Committee Interlocks and Insider Participation

The Company’s executive compensation program is administered by the Compensation Committee of the Board of Directors which is comprised of Messrs. Cornelius Tamboer, César A. Ruiz, Héctor L. Del Río and Juan C. Frontera. None of these non-employee directors nor Mr. Stipes has any interlocking or other relationship that would call into question his or her independence.

Héctor L. Del Río
Juan C. Frontera
César A. Ruiz
Cornelius Tamboer

REPORT OF THE AUDIT COMMITTEE

We assist the Board of Directors in its oversight of the Company’s financial reporting process. In fulfilling our oversight responsibilities, we have reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2005 with the Company’s management and with Deloitte & Touche LLP, the Company’s independent registered public accounting firm. Management has represented to us that the financial statements were prepared in accordance with the accounting principles generally accepted in the United States of America.

Management has primary responsibility for the Company’s financial statements and the overall reporting process, including the Company’s system of internal controls. The independent registered public accounting firm audit the annual financial statement prepared by management, express an opinion as to whether those financial statements fairly present, in all material respects, the financial position, results of operations and cash flows of the Company in conformity with accounting principles generally accepted in the United States of America and discuss with us their independence and any other matters they are required to discuss with us or that they believe should be raised to us. We oversee these processes, although we must rely on the information provided to us and on the representations made by management and the independent auditors.

We have discussed with Deloitte & Touche LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, and pre-approved the audit costs to be charged by the independent accountants. We have received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and have discussed with Deloitte & Touche LLP the independence of Deloitte & Touche LLP.

Based on the review and discussions described on previous paragraph, the Audit Committee recommended to the Company’s Board of Directors that the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2005 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, for filing with the SEC.

Héctor L. Del Río
Juan C. Frontera
César A. Ruiz
Cornelius Tamboer

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company’s conflict of interest policy permits only loans with a first mortgage to be executed by the Company to directors and executive officers with respect to their primary residence. Home equity and second mortgage loans are not permitted. No officer, director or employee may have any other type of loan or indebtedness with the Company, except for a credit card, unless such loan or indebtedness is fully cash collateralized. All loans to directors and executive officers were made (i) in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and (iii) did not involve more than normal risk of collectibility or present other unfavorable features. As of December 31, 2005, all loans made by Westernbank to the directors or executive officers of the Company were in compliance with these requirements.

Legal Counsel

On July 12, 2005, José M. Biaggi, Esq., became the Chief Executive Officer and President and a director of Westernbank. Prior to his appointment, Mr. Biaggi practiced commercial law with the law firm of Biaggi & Biaggi, P.S.C. since 1993. Biaggi & Biaggi, P.S.C. provides legal services to the Company and the Bank on a regular basis. The Company and the Bank paid an aggregate of approximately $5.1 million in fees for services rendered by Biaggi & Biaggi, P.S.C. in fiscal year 2005.

STOCK OWNED BY MANAGEMENT AND PRINCIPAL SHAREHOLDERS

The following table sets forth certain information as of March 31, 2006, with respect to the amount of the Company’s Common Stock beneficially owned by each director of the Company, each nominee for election as a director, each of the named executive officers, by all directors and executive officers of the Company as a group and by each person believed by management to be the beneficial owner of more than 5% of the outstanding Common Stock of the Company.

	Amount and
	Nature of
	Beneficial		Percent
Name of Beneficial Owner	Ownership(1)		of Class (12)

Fredeswinda G. Frontera, Honorary	17,458,332	(2)	10.63	%(13)
Directress
Ileana G. Carr, Honorary	14,588,403	(3)	8.88	%(14)
Honorary Directress
FMR Corp.	16,390,019	(4)	9.98	%(15)
Cornelius Tamboer,	5,870,044	(5)	3.57%
Director
Frank C. Stipes, Esq,	11,738,531	(6)	7.15	%(16)
Chairman of the Board and Chief Executive Officer
Freddy Maldonado,	2,713,899	(7)	1.65%
Director, President and Chief Investment Officer
José M. Biaggi, Esq.,	167,900		*
President and Chief Executive Officer of Westernbank Puerto Rico
Héctor L. Del Río,	103,573	(8)	*
Director
Juan C. Frontera,	257,555		*
Director
Pedro Domínguez,	1,279,302	(9)	*
Director and First Vice President — Southern Region
Ricardo Hernández, CPA,	349,550	(10)	*
Chief Financial Officer
César A. Ruiz,	125,338		*
Director and Secretary of the Board of Directors
Mike Vazquez,	144,058	(11)	*
President Business Credit Division
All Directors and Executive Officers as a Group (17 persons)	55,286,049		33.66%

*	Represents less than 1% of the outstanding common stock.

(1)	Based upon information provided by the respective beneficial owners and filings with the Securities and Exchange Commission made pursuant to the Securities Exchange Act of 1934, as amended. Beneficial ownership is direct except as otherwise indicated by footnote. In accordance with Rule 13d-3 of the Exchange Act, a person is deemed to be the beneficial owner of a security if he or she has or shares voting power or investment power with respect to such security or has the right to acquire such ownership within 60 days. Unless otherwise indicated, the address of each director and executive officer of the Company is c/o W Holding Company, Inc., 19 West McKinley Street, Mayagüez, Puerto Rico 00681.

(2)	Includes 923,184 shares owned by Mrs. Frontera’s spouse and children. Mrs. Frontera also owns 56,000 shares or 11.54% of the Company’s 7.125% Non-Cumulative, Convertible Monthly Income Preferred Stock, 1998 Series A (the “Series A Preferred Stock”).

(3)	Includes 299,167 shares owned by Mrs. Carr’s husband.

(4)	Based on information contained in the Schedule 13G/A filed by FMR with the SEC on February 14, 2006.

(5)	Includes 2,484,208 shares of common stock owned by Prota Construction, S.E. of which Mr. Tamboer is the holder of 100% interest and has full voting power, and 88,704 shares of common stock owned by Tamrio, Inc., of which Mr. Tamboer is the holder of 50% interest and has shared voting power. Mr. Tamboer and Tamrio, Inc. also own 20,000 and 40,000 shares or 4.14% and 8.28% of the Company’s Series A Preferred Stock, respectively.

(6)	Includes 41,288 shares of common stock owned by Mr. Stipes’ daughter and 4,424,301 vested stock options. Mr. Stipes also owns 60,000 shares or 12.42% of the Company’s Series A Preferred Stock.

(7)	Includes 100,497 shares of common stock owned by Mr. Maldonado’s daughters and 1,041,700 vested stock options. Mr. Maldonado’s and his daughters also own 35,000 shares or 7.24% and 3,950 shares or 0.81%, respectively, of the Company’s Series A Preferred Stock. Mr. Maldonado also owns 4,000 shares or 0.19% of the Company’s Series B Preferred Stock, 12,000 shares or 0.54% of the Company’s Series C Preferred Stock, 11,303 shares or 0.63% of the Company’s Series D Preferred Stock, 42,204 shares or 2.44% of the Company’s Series E Preferred Stock, 6,000 shares or 0.14% of the Company’s Series F Preferred Stock and 10,000 shares or 0.33% of the Company’s Series H Preferred Stock.

(8)	Includes 88,704 shares of common stock owned by Tamrío, Inc., of which Mr. Del Río is the holder of 50% interest and has shared voting power. Tamrío, Inc. also owns 40,000 shares or 8.24% of the Company’s Series A Preferred Stock.

(9)	Includes 584,384 vested stock options. On February 2, 2006, Mr. Pedro Domínguez exercised 125,000 stock options, representing 21.39% of his vested stock options.

(10)	Includes 280,908 vested stock options.

(11)	Includes 70,227 vested stock options.

(12)	As of March 31, 2006, 164,232,146 shares of the Company’s Common Stock were issued and outstanding.

(13)	Fredeswinda G. Frontera’s address is P.O. Box 1180 Mayagüez, PR 00681-1180.

(14)	Ileana G. Carr’s address is P.O. Box 1180 Mayagüez, PR 00681-1180.

(15)	FMR’s address is 82 Devonshire Street, Boston, Massachusetts 02109.

(16)	Frank C. Stipes, Esq., address is P.O. Box 1180 Mayagüez, PR 00681-1180.

PERFORMANCE OF W HOLDING COMPANY, INC. COMMON STOCK

The following graph compares the total cumulative returns (including reinvestment of dividends) of $100 invested on December 31, 2000 in (a) common stock of W Holding Company, Inc. (b) Dow Jones US Banks Index and (c) Dow Jones US Total Market Index.

Comparison of Five-Year Cumulative Total Returns
Performance Graph for W HOLDING COMPANY, INC. Common Stock

	12/2000	12/2001	12/2002	12/2003	12/2004	12/2005
W Holding Company, Inc.	100	145	224	394	501	275
Dow Jones US Banks Index	100	100	98	130	148	152
Dow Jones US Total Market Index	100	88	69	90	100	107

(A)	The lines represent monthly index levels derived from compounded daily returns that include all dividends.

(B)	The indexes are reweighted daily, using the market capitalization on the previous trading day.

(C)	If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

(D)	The index level for all series was set to $100.00 on December 31, 2000.

Effective December 5, 2001, the Company’s common stock began trading on the New York Stock Exchange under the symbol “WHI”. Prior to such date, the Company common stock was traded on NASDAQ under the symbol “WBPR”.

PROPOSAL 2

RATIFICATION OF APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Company has appointed Deloitte & Touche LLP to continue as the independent registered public accounting firm of the Company for the year ending December 31, 2006, and has further directed that such appointment be submitted for ratification by the stockholders at the 2006 annual meeting. Deloitte & Touche LLP has served continuously as independent auditors for the Company or Westernbank since 1985.

The affirmative votes of the majority of the shares present, either in person or represented by proxy, at the Annual Meeting is required to ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the year 2006.

The Company has been advised by Deloitte & Touche LLP that neither that firm nor any of its associates has any relationship with the Company or its subsidiaries other than the usual relationship that exists between independent certified public accountants and clients.

Deloitte & Touche LLP will have a representative at the annual meeting who will have an opportunity to make a statement, if he or she so desires, and who will be available to respond to appropriate questions.

Audit and audit-related fees aggregated $1,043,000 (includes $80,000 of out-of-pocket expenses) and $1,067,000 (includes $69,000 of out-of-pocket expenses) for the fiscal years ended December 31, 2005 and 2004, respectively, and were composed of the following:

Audit Fees

The aggregate fees billed for the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2005 and 2004, and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q were $1,032,000 (includes $79,000 of out-of-pocket expenses) and $940,000 (includes $58,000 of out-of-pocket expenses), respectively.

Audit-Related Fees

The aggregate fees billed for audit-related services for the fiscal years ended December 31, 2005 and 2004, were $11,000 (includes $1,000 of out-of-pocket expenses) and $127,000 (includes $11,000 of out-of-pocket expenses), respectively. For both years, fees relate to stand-alone audits of subsidiaries, including audits required by other investors or lenders.

Tax Fees

There were no fees billed by Deloitte and Touche LLP for professional services related to Tax Fees for the Company for the fiscal years ended December 31, 2005 and 2004.

All Other Fees

There were no fees billed by Deloitte and Touche LLP for professional services related to other services for the Company for the fiscal years ended December 31, 2005 and 2004.

In considering the nature of the services provided by Deloitte and Touche LLP, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the independent auditor and Company management to determine that these are permitted under the rules and regulations concerning auditor independence implemented by the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

Pre-Approval Policy

The services performed by the independent registered public accounting firm in 2005 were pre-approved in accordance with the pre-approval policy and procedures adopted by the Audit Committee at its May 31, 2005, meeting. This policy describes the permitted audit, audit-related, tax and other services (collectively, the “Disclosure Categories”) that the independent registered public accounting firm may perform. The policy requires that prior to the beginning of each fiscal year, a description of the services (the “Service List”) expected to be performed by the independent registered public accounting firm in each of the Disclosure Categories in the following fiscal year be presented to the Audit Committee for approval.

Services provided by the independent registered public accounting firm during the following year that are included in the Service List were pre-approved following the policies and procedures of the Audit Committee.

Any requests for audit, audit-related, tax and other services not contemplated on the Service List must be submitted to the Audit Committee for specific pre-approval and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings. However, the authority to grant specific pre-approval between meetings, as necessary, has been delegated to the Chairman of the Audit Committee. The Chairman must update the Audit Committee at the next regularly scheduled meeting of any services that were granted specific pre-approval.

In addition, although not required by the rules and regulations of the SEC, the Audit Committee generally requests a range of fees associated with each proposed service on the Service List and any services that were not originally included on the Service List. Providing a range of fees for a service incorporates appropriate oversight and control of the independent auditor relationship, while permitting the Company to receive immediate assistance from the independent registered public accounting firm when time is of the essence.

On a quarterly basis, the Audit Committee reviews the status of services and fees incurred year-to-date against the original Service List and the forecast of remaining services and fees for the fiscal year.

The policy contains a de minimis provision that operates to provide retroactive approval for permissible non-audit services under certain circumstances. The provision allows for the pre-approval requirement to be waived if all of the following criteria are met:

1. The service is not an audit, review or other attest service;

2. The aggregate amount of all such services provided under this provision does not exceed the amount of $20,000 in a given fiscal year;

3. Such services were not recognized at the time of the engagement to be non-audit services;

4. Such services are promptly brought to the attention of the Audit Committee and approved by the Audit Committee or its designee; and

5. The service and fee are specifically disclosed in the Proxy Statement as meeting the de minimis requirements.

The Board of Directors Recommends a Vote FOR
the Ratification of the Appointment of
Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm
for the fiscal year ending December 31, 2006

DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

Any stockholder proposal intended for inclusion in the Company’s Proxy Statement and form of proxy relating to the Company’s 2007 annual meeting of stockholders, must be received by the Company’s Secretary, Mr. César A. Ruiz, W Holding Company, Inc., P.O. Box 1180, Mayagüez, Puerto Rico 00681 by December 28, 2006, pursuant to the proxy soliciting regulations of the SEC. Nothing in this paragraph shall be deemed to require the Company to include in its Proxy Statement and form of proxy for such meeting any stockholder proposal which does not meet the requirements of the SEC in effect at the time.

In addition, the Company’s Bylaws require that notice of new business and/or nominations for director be delivered to the Secretary of the Company at least 150 days prior to the date of the annual meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires that the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, file initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company with the SEC. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

The table below shows the officers and directors who during 2005 inadvertently filed overdue Section 16(a) reports covering the following number of transactions in the Company’s securities:

Name	Late Reports	Transactions

Andrés Morgado	1	1

OTHER MATTERS

Management is not aware of any business to come before the annual meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the annual meeting, it is intended that proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

W HOLDING COMPANY, INC	YOUR VOTE IS IMPORTANT VOTE BY INTERNET 24 HOURS A DAY, 7 DAYS A WEEK

INTERNET		MAIL

https://www.proxyvotenow.com/whi
• Go to the website address listed above.		• Mark, sign and date your proxy card.
• Have your proxy card ready.	OR	• Detach your proxy card.
• Follow the simple instructions that appear on your computer screen.		• Return your proxy card in the postage-paid envelope provided.

Ignore

  DETACH PROXY CARD HERE

PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY TO ENSURE A QUORUM AT THE MEETING. IT IS IMPORTANT WHETHER YOU OWN FEW OR MANY SHARES. DELAY IN RETURNING YOUR PROXY MAY SUBJECT THE COMPANY TO ADDITIONAL EXPENSE.				☒ Votes must be indicated (x) in Black or Blue ink.

1. To elect three directors to serve for three-year terms:								FOR	AGAINST	ABSTAIN

Nominees: (01) Frank C. Stipes, Esq., (02) Hector L. Del Rio, (03) Juan C. Frontera						2. To ratify appointment by the Board of Directors of Deloitte & Touche LLP, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006.		☐	☐	☐

FOR ALL NOMINEES	☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	☐	FOR ALL EXCEPT (See Instructions below)	☐

INSTRUCTION: To withhold authority to vote for a particular nominee, mark the “FOR ALL EXCEPT” box and write that nominee’s name on the space provided below.							I PLAN TO ATTEND THE MAY 30, 2006 ANNUAL MEETING OF STOCKHOLDERS			☐

							To include any comments, please mark this box.			☐
For All Except*
							To change your address, please mark this box.			☐

_ _
SCAN LINE

    Please date and sign exactly as name appears hereon. Each executor, administrator, trustee, guardian, attorney-in-fact, and other fiduciary should sign and indicate his or her full title. In the case of stock ownership in the name of two or more persons, each should sign.

_ _
						Date	Share Owner sign here	Co-Owner sign here

W HOLDING COMPANY, INC

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned stockholder hereby appoints Mr. Ricardo Hernandez, Chief Financial Officer, as proxy with full power of substitution, and hereby authorizes such proxy to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held on Tuesday, May 30, 2006, at 1:30 p.m., local time, at Mayagüez Resort & Casino, Road 104, Km 0.3, Mayagüez, Puerto Rico 00681, and at any adjournments or postponements thereof, in respect of all shares of the Common Stock of the Company which the undersigned may be entitled to vote, on the following matters:

This proxy, when properly executed, will be voted as directed herein by the undersigned stockholder. However, if no direction is given, this proxy will be voted FOR the election of the Board’s nominees as directors and FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006.

The undersigned hereby acknowledges prior receipt of a copy of the Notice of Annual Meeting of Stockholders and Proxy Statement dated April 28, 2006, including the attachments thereto, and hereby revokes any proxy or proxies heretofore given. This proxy may be revoked at any time before it is voted by delivering to the Secretary of the Board of Directors of the Company either a written revocation of proxy or a duly executed proxy bearing a later date, or by appearing at the annual meeting and voting in person.

If you receive more than one proxy form, please sign and return all cards in the accompanying envelope.

(Continued and to be signed on the reverse side)

W HOLDING COMPANY, INC. P.O. BOX 11049 NEW YORK, N.Y. 10203-0049